                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           NATIONAL DATA CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO]
                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   ----------------------------------------

To the Stockholders:

     The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of National Data Corporation (the "Company") will be held at the Company's offices at National Data Plaza, Atlanta, Georgia, 30329-2010 on October 28, 1999, at 11:00 A.M., Atlanta time, for the following purposes:

     1. To elect two directors in Class I to serve until the annual meeting of stockholders in 2002, or until their successors are duly elected and qualified; and

     2.  To adopt the Company's 2000 Long-Term Incentive Plan; and

     3. To vote on a proposal to amend the Certificate of Incorporation of the Company to increase the number of shares of Common Stock of the Company authorized for issuance from 100,000,000 to 200,000,000; and

     4. To transact any other business that may properly come before the meeting.


     Only stockholders of record at the close of business on August 30, 1999 are entitled to vote. You may vote your shares by completing and returning the enclosed proxy card or you may vote via the Internet or by telephone. Instructions for voting via the Internet or by telephone are in the enclosed Proxy Statement.

                            YOUR VOTE IS IMPORTANT!

     Submitting your proxy does not affect your right to vote in person if you attend the meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise by delivering written notice to the Company's Secretary, Suellyn P. Tornay, at the above address, by submitting a later dated proxy, or by appearing at the Annual Meeting to vote in person.

     When you submit your proxy, you authorize Robert A. Yellowlees or Suellyn
P. Tornay or either one of them, each with full power of substitution, to vote your shares at the meeting in accordance with your instructions, and to vote on any adjournments or postponements of the Annual Meeting.

                                  By Order of the Board of Directors



                                  SUELLYN P. TORNAY, Secretary

Dated:  August 31, 1999

                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010


                                                                 August 31, 1999


                                PROXY STATEMENT
                                ---------------



Introduction:


     This Proxy Statement is being furnished to solicit proxies on behalf of the Company's Board of Directors for use at the Annual Meeting, and at any adjournments or postponements thereof. The Annual Meeting will take place on October 28, 1999, at 11:00 A.M., Atlanta time for the following purposes:


     1. To elect two directors in Class I to serve until the annual meeting of stockholders in 2002, or until their successors are duly elected and qualified; and

     2.   To adopt the Company's 2000 Long-Term Incentive Plan; and

     3. To vote on a proposal to amend the Certificate of Incorporation of the Company to increase the number of shares of Common Stock of the Company authorized for issuance from 100,000,000 to 200,000,000; and

     4. To transact any other business that may properly come before the Annual Meeting.


    This Proxy Statement and the accompanying materials are being mailed to stockholders on or about September 7, 1999.

Quorum and Voting:

     Voting Stock. Pursuant to the Company's Certificate of Incorporation, only the common stock, $.125 par value per share, (the "Common Stock") may be voted at the meeting.

     Record Date. Only those holders of Common Stock of record at the close of business on August 30, 1999 are entitled to vote at the Annual Meeting. On that date, there were ___________ shares of Common Stock issued and outstanding, held by approximately ______ stockholders of record. These holders are entitled to one vote per share.

     Quorum. In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present (a "Quorum"), either in person or represented by proxy. For the purpose of determining the presence of a Quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present.

     Voting Options. Proposal 1, the election of two directors in Class I, will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present. With respect to Proposal 1, stockholders may (i) vote "for" the nominees, or (ii) "withhold authority" to vote for the nominees, or (iii) withhold authority to vote for any individual nominee but vote for the remaining nominee. Because Proposal 1 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present, an abstention will have the same effect as a vote to "withhold authority," while a broker non-vote will have no effect on the outcome of the election of the director.

     With respect to Proposal 2, the approval of the 2000 Long-Term Incentive Plan, stockholders may (i) vote "for," (ii) vote "against," or (iii) "abstain" from voting on the proposal. Because Proposal 2 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present, an abstention will have the same effect as a vote "against," while a broker non-vote will have no effect on the outcome of the approval of the 2000 Long-Term Incentive Plan.

     With respect to Proposal 3, the amendment to the Company's Certificate, stockholders may (i) vote "for," (ii) vote "against," or (iii) "abstain" from voting on the proposal. Proposal 3 will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon, and, therefore, an abstention and a broker non-vote will have the same effect as a vote "against."

     Internet and Telephone Voting. This year, stockholders of record can simplify their voting and reduce the Company's costs by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on their voting processes; therefore, it is recommended that you follow the voting instructions on the form you receive. If you do not choose to vote by telephone or the Internet, please date, sign and return the proxy card.

     Default Voting. When a proxy is timely executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, HOWEVER, PROXIES WILL BE VOTED (1) FOR THE ELECTION OF THE DIRECTOR NOMINEES, (2) FOR THE APPROVAL OF THE COMPANY'S 2000 LONG-TERM INCENTIVE PLAN; (3) FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION; AND (4) IN THE BEST JUDGMENT OF THE PROXIES AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

     Revocation of a Proxy. A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation should be addressed as follows: National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010, Attention: Suellyn P. Tornay, Secretary.

     Adjourned Meeting. If a Quorum is not present, the meeting may be adjourned or postponed by those stockholders who are represented. The Annual Meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time, unless the adjournment delays the Annual Meeting by more than thirty days from its intended date, in which case timely notice of the new date will be provided to the stockholders. An adjournment will have no effect on the business to be conducted.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of five members and is divided into three classes, with the term of office of each class ending in successive years. The terms of the directors in Class I expires with this Annual Meeting. The stockholders are being asked to vote on the election to Class I of Robert A. Yellowlees and Dr. G. Wayne Clough. Dr. James B. Edwards is retiring from the Board of Directors effective at this Annual Meeting of Stockholders in accordance with the Company's retirement policy applicable to directors of the Company. The terms of office of directors in Class II and Class III expire at the 2000 and 2001 annual meetings of stockholders, respectively.

     Each Class I director will be elected to hold office until the 2002 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. In the event that either or both of the nominees are unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

Certain Information Concerning the Nominees and Directors

     The following table sets forth the name of the nominees and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, and any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940. For information concerning membership on committees of the Board, see "Other Information About the Board and its Committees" below. As discussed above, Dr. James B. Edwards, a member of the Board since January 1989, is retiring from the Board effective at this Annual Meeting of Stockholders.

                             NOMINEES FOR DIRECTOR

                       Month and           Positions with the Company, Principal
                       Year First          Occupations During at Least the Past
Name and Age           Became a Director   Five Years, and Other Directorships
------------           -----------------   ------------------------------------
                                    Class I
                       Term Expiring Annual Meeting 2002

Robert A. Yellowlees   April 1985          Chairman of the Board (since June
  (60)                                     1992), Chief Executive Officer (since
                                           May 1992), and Director of the
                                           Company; Director of John H. Harland
                                           Co. and Protective Life Corporation.


G. Wayne Clough        ---                 President, Georgia Institute of
  (57)                                     Technology (since 1994); Provost and
                                           Vice President for Academic Affairs,
                                           University of Washington (1993-1994);
                                           Director, Malcolm Baldrige National
                                           Quality Award; Executive Committee,
                                           National Council on Competitiveness;
                                           and Trustee, Institute of Paper
                                           Science and Technology.

                       MEMBERS OF THE BOARD OF DIRECTORS
                             CONTINUING IN OFFICE

                       Month and           Positions with the Company, Principal
                       Year First          Occupations During at Least the Past
Name and Age           Became a Director   Five Years, and Other Directorships
------------           -----------------   -------------------------------------

                                   Class III
                       Term Expiring Annual Meeting 2001

J. Veronica Biggins    October 1995        Director of the Company
  (52)                                     Partner, Heidrick & Struggles (since
                                           1995); Assistant to the President of
                                           the United States (1994-1995);
                                           Executive Vice President, NationsBank
                                           of Georgia (1973-1994); Director of
                                           Kaiser Foundation Health Plan of
                                           Georgia, Inc., Avnet, Inc., and
                                           Cameron Ashley, Inc.

                                   Class II
                       Term Expiring Annual Meeting 2000

Edward L. Barlow       January 1969        Director of the Company
  (64)                                     General Partner, Whitcom Partners (an
                                           investment partnership), New York.

Neil Williams          April 1977          Director of the Company
  (63)                                     General Counsel and a Global Partner,
                                           AMVESCAP PLC, Atlanta, effective
                                           October 1, 1999; Partner, Alston &
                                           Bird LLP, Atlanta (prior to October
                                           1, 1999; Managing Partner from 1989-
                                           1996); Director of Printpack, Inc.
                                           and Trustee of The Duke Endowment.

Other Information About the Board and its Committees

     Meetings and Compensation.  During the fiscal year ended May 31, 1999, the
     -------------------------
Company's Board of Directors held 7 meetings. All directors attended 75% or more of the combined total of the Board of Directors meetings and meetings of the committees on which they served. During the last fiscal year, the Company's policy regarding the compensation of directors was to pay directors who are not also employees of the Company an annual retainer of $24,000, part of which may be paid under the terms of the 1995 Non-Employee Director Compensation Plan described below, plus $1,000 per meeting attended. Each member of the Audit and Compensation Committees received $1,000 per Audit or Compensation Committee meeting attended in addition to his other compensation as a director.

          1995 Non-Employee Director Compensation Plan. The Company maintains the 1995 Non-Employee Director Compensation Plan (the "1995 Director Plan"), which entitles each of the Company's non-employee directors to receive on June 1 of each year, in lieu of 50% of the annual cash retainer described above, that number of shares of Common Stock, rounded up to the next whole share, with a fair market value equal to 50% of such annual retainer. Fair market value is defined in the 1995 Director Plan to be the closing sales price of the Common Stock on the New York Stock Exchange on June 1 of each year, or the first trading day thereafter. For purposes of the 1995 Director Plan, the annual retainer of non-employee directors is defined to exclude any fees paid for attending meetings of the Board of Directors or committees thereof, and also excludes reimbursement for travel or other out-of-pocket expenses. As of June 1, 1999, each of Messrs. Barlow, Edwards, and Williams and Ms. Biggins was issued 265 shares of Common Stock based on the fair market value of the Common Stock on that date of $45.4375 per share.

          Non-Employee Director Retirement Benefits. Non-employee directors who were initially elected to the Board of Directors prior to January 1, 1995, are also eligible for certain retirement benefits. Each such non-employee director with five or more years of service to the Company as a director is entitled to receive a retirement benefit on the later of (a) the first day of the month on or after his seventieth birthday, or (b) his retirement date. The retirement benefit will generally continue annually thereafter for the lesser of (i) the number of years equal to the number of years the individual served as a director or (ii) ten years. In the case of non-employee directors with greater than ten years service as a director on the effective date of the retirement plan (December 18, 1991), however, the retirement benefit will continue for fifteen years. Retirement benefits may be paid to a retired director prior to his attaining age 70 if the retired director is at least age 60, with not less than ten years of service as a director. The retirement benefit will be calculated from a base amount equal to the annual retainer for non-employee directors in effect on the date of a director's retirement. The retired director would receive as the retirement benefit 50% of the base amount plus 10% for each year of service up to 100% of the base amount for ten years' service. As of August 1, 1999, the non-employee directors eligible for retirement benefits, Messrs. Edwards, Barlow, and Williams had 10-8/12, 30-8/12, and 22-5/12 years of service as directors for purposes of the retirement plan.

          1984 Non-Employee Director Stock Option Plan. The Company also maintains the 1984 Non-Employee Director Stock Option Plan (the "Director Option Plan"). The Director Option Plan currently provides for the grant of stock options to non-employee directors for up to 545,000 shares of Common Stock, with each such director automatically entitled to receive an option to purchase 5,000 shares of Common Stock for each completed year of service as a director after 1995, up to five such options. Since 1995, options granted under the Director Option Plan have been granted at a price equal to the fair market value (as defined in the Director Option Plan) of Common Stock at the date of grant and vest 20% two years after the date of grant, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. During the fiscal year ended May 31, 1999, options were granted under the Director Option Plan to Messrs. Barlow, Edwards, and Williams and Ms. Biggins for 5,000 shares each of Common Stock at an exercise price per share of $33.875.

     Committees.  The Company's Board of Directors has an Audit Committee and a
     ----------
Compensation Committee. The Company does not have a nominating committee. The full Board of Directors performs the function which would be performed by a nominating committee. Certain information regarding the functions of the Board's Committees and their present membership is provided below.

          Audit Committee. The Company's Board of Directors has an Audit Committee composed of Messrs. Barlow (Chairman) and Williams. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. During the fiscal year ended May 31, 1999, the Audit Committee held 3 meetings, each of which was separate from regular Board meetings.

          Compensation Committee Interlocks and Insider Participation. The Board of Directors also has a Compensation Committee composed of Ms. Biggins (Chairman) and Messrs. Edwards and Barlow. This Committee reviews and determines levels of compensation and performance criteria for the Company's executive officers and administers the Company's 1982 Incentive Stock Option Plan, 1983 Restricted Stock Plan (the "1983 Plan"), the 1987 Stock Option Plan (the "1987 Plan") and the 1997 Stock Option Plan (the "1997 Plan"). During the last fiscal year, the Compensation Committee held 5 meetings, all of which were separate from regular Board meetings. None of the members of the Compensation Committee served as an officer or an employee of the Company during the fiscal year ended May 31, 1999. Dr. Edwards will be retiring from the Board and the Compensation Committee effective as of the Annual Meeting.

          Certain Transactions. Mr. Williams is a partner of Alston & Bird LLP. Alston & Bird LLP rendered legal services to the Company during the last fiscal year and is expected to continue to render legal services to the Company in the future. As of October 1, 1999, however, Mr. Williams will no longer be a partner of Alston & Bird LLP.

Common Stock Ownership of Management

     The following table sets forth information as of July 30, 1999, with respect to the beneficial ownership of Common Stock by the nominees to the Board, directors of the Company, by each of the persons named in the Summary Compensation Table, and by the 13 persons, as a group, who were directors and/or executive officers of the Company on July 30, 1999.

                                         Amount and Nature of     Percent of
Name                                   Beneficial Ownership (1)   Class (1)
----                                   ------------------------   ---------
Edward L. Barlow                             117,510(2)               *
Neil Williams                                 57,974(3)               *
Robert A. Yellowlees                       1,121,081(4)             3.23%
James B. Edwards                              42,960(5)               *
J. Veronica Biggins                            5,435(6)               *
Walter M. Hoff                                60,200(7)               *
Kevin C. Shea                                107,766(8)               *
Thomas M. Dunn                                45,565(9)               *
Robert R. Brown                               13,556(10)              *
David K. Hunt                                 23,910(11)              *

All Directors and Executive Officers
     (13 persons as a group)               1,658,020(12)            4.74%

__________________________
*  Less than one percent.
(1) The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and investment power over the shares, unless otherwise indicated.
(2) This amount includes 33,250 shares of Common Stock of which Mr. Barlow has the right to acquire beneficial ownership.
(3) This amount includes 33,250 shares of Common Stock of which Mr. Williams has the right to acquire beneficial ownership.
(4) This amount includes 874,785 shares of Common Stock of which Mr. Yellowlees has the right to acquire beneficial ownership, 40,000 shares held by The Yellowlees Charitable Trust, of which Mr. Yellowlees is the Trustee, 40,715 shares of restricted stock over which he currently has sole voting power only and 7,839 shares held by Mr. Yellowlees' wife as to which he disclaims all beneficial ownership.
(5) This amount includes 40,750 shares of Common Stock of which Dr. Edwards has the right to acquire beneficial ownership.
(6) This amount includes 3,250 shares of Common Stock of which Ms. Biggins has the right to acquire beneficial ownership.
(7) This amount includes 27,200 shares of restricted stock over which Mr. Hoff currently has sole voting power only.
(8) This amount consists of 55,024 shares of Common Stock of which Mr. Shea has the right to acquire beneficial ownership and 12,487 shares of restricted stock over which he currently has sole voting power only.
(9) This amount includes 36,370 shares of Common Stock of which Mr. Dunn has the right to acquire beneficial ownership and 5,207 shares of restricted stock over which he currently has sole voting power only.
(10) This amount includes 10,890 shares of restricted stock over which Mr.
     Brown currently has sole voting power only.
(11) This amount includes 9,800 shares of Common Stock of which Mr. Hunt has the right to acquire beneficial ownership. Mr. Hunt resigned as an executive officer of the Company as of April 3, 1999.
(12) This amount includes 1,091,214 shares of Common Stock of which the directors and executive officers, as a group, have the right to acquire beneficial ownership and 162,934 shares of restricted stock over which the beneficial owners have sole voting power only.

Common Stock Ownership by Certain Other Persons

     The following table sets forth information as of the date indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

                                                           Amount and Nature
Name and Address                                             of Beneficial            Percent of
of Beneficial Owner                         Date               Ownership                 Class
-------------------                         ----               ---------                 -----
T. Rowe Price Associates, Inc. (1)    February 12, 1999      3,882,800(2)                11.4%
100 E. Pratt Street
Baltimore, MD 21202

Manning & Napier Advisors Inc.(3)     February 2, 1999       3,009,342                   8.87%
1100 Chase Square
Rochester, NY 14604

Wanger Asset Management, Ltd.,        February 23, 1999      2,653,800                   7.83%
Wanger Asset Management L.P., and
Acorn Investment Trust (4)
227 West Monroe Street
Chicago, Illinois 60606



____________________
(1) This information is contained in a Schedule 13G dated February 12, 1999 filed by T. Rowe Price Inc. ("Price Associates") with the Securities and Exchange Commission (the "Commission"), a copy of which was received by the Company. Such Schedule 13G states that Price Associates has sole voting power with respect to 594,400 shares and sole dispositive power with respect to 3,882,800.

(2) These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) This information is contained in a Schedule 13G dated February 2, 1999. Such Schedule 13G states that Manning & Napier Advisors, Inc. has sole voting power of 2,764,817 shares and sole dispositive power of 3,009,342 shares.

(4) This information is contained in a Schedule 13G dated February 23, 1999 filed by Wanger Asset Management Ltd. ("WAM"), Wanger Asset Management L.P. ("WAM L.P.") and Acorn Investment Trust with the Commission, a copy of which was received by the Company. Such Schedule 13G states that WAM, WAM L.P. and Acorn have shared voting and dispositive power with respect to all shares.

Report of the Compensation Committee

       Decisions on compensation and stock-based plans are made by the three-member Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are made by the Compensation Committee and then presented to the full Board. Decisions of the Compensation Committee related to stock-based plans are made solely by that committee in order for awards or grants under the Company's equity-based plans to satisfy Rule 16b-3 pursuant to the Securities Exchange Act of 1934, as amended.

       The Company's primary objective in designing and implementing its compensation programs is to maximize stockholder value over time through alignment of employee performance with business goals and strategies that serve stockholders' interests. The overall goal of the Compensation Committee is to develop executive compensation and equity-based programs which are consistent with and linked to the Company's strategic and annual business objectives.

     Compensation Philosophy
     -----------------------

     The Compensation Committee has adopted certain principles which are applied in structuring the compensation opportunity for executive officers. These are:

               Long Term and At-Risk Focus. A significant percentage of total compensation for executive officers should be composed of long term, at-risk rewards to focus senior management on the long term interests of stockholders. Equity-based plans should comprise a major part of the long term, at-risk portion of total compensation to encourage stockholder value-based management decisions, and to link compensation to Company performance and stockholder interests.

               Short Term and At-Risk Focus. A significant portion of cash compensation for executives is linked to achievement of annual business plans or performance objectives. This includes cash bonuses that may be approved by the Compensation Committee relating to those objectives. There is real risk in bonuses paid under this plan, recognizing variability in individual, unit and overall Company performance.

               Competitiveness. Base pay and total compensation should be competitive with other similar companies based upon size, products and markets. A proxy survey of peer group companies is conducted periodically. The peer group surveyed includes appropriate companies contained in the Standard and Poor's Computer Software and Services Index used in the stockholder return analysis shown later, in addition to other firms in the Company's business sectors.

     Stock Option Awards and Restricted Stock Grants
     -----------------------------------------------

     Equity-based compensation comprises a significant portion of the Company's key employee compensation programs. These plans are administered solely by the Compensation Committee. There are two Company plans utilized for this component of executive officer, long term, equity-oriented compensation. These involve Stock Options and Restricted Stock grants:

               Stock Options. Options provide key employees with the opportunity to achieve an equity interest in the Company. Stock options are granted at 100% of fair market value on the date of grant and have 10-year terms. Stock options vest two years after the date of grant with respect to 20% of the shares granted, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The objective is to emphasize a long term focus by key employees in the acquisition and holding of Common Stock. The number of stock options granted to an individual is based upon the individual's potential to contribute to future growth of the Company. The frequency and size of individual grant amounts vary. The number of options required to achieve target grant values is based on the prevailing fair market value of the Common Stock.

               Restricted Stock. Restricted stock grants are designed to be granted on a selective basis to key employees to further focus them on the longer term performance of the Company. Grants of restricted shares are subject to forfeiture if a grantee, among other conditions, leaves the Company prior to expiration of the restricted period. Restricted periods are generally from two to four years.

               Bonus Deferral Program. A bonus deferral program was approved by the Board of Directors effective in fiscal year 1996 which allows certain executives to defer a portion of their cash bonus in the form of a restricted stock grant. This program is consistent with the Company's objectives to increase executives' stock ownership and at risk compensation. Mr. Yellowlees made a deferral election for fiscal year 1999 under this plan. Since participating executives are deferring earned cash in the form of stock at risk of forfeiture over three years, the amount deferred is increased by 35%.

     Target Stock Ownership
     ----------------------

        The Company's Board of Directors and management believe that significant stock ownership is a major incentive in building stockholder value and aligning the interests of executives and stockholders. The Board has therefore adopted guidelines for minimum target stock ownership by senior executives.

        To encourage this growth in stockholder wealth, the Company believes that senior executives who are in a position to make a significant contribution to the long term success of the Company should have a significant stake in its ongoing success. Guidelines are based upon a multiple of base salary and range from 0.8 to 5 times annual salary amounts. Executives were encouraged to achieve these guidelines by building stock ownership over a period of years. As of May 31, 1999, all participating senior executives are at stock ownership levels well in excess of plan targets.

     Chief Executive Officer's Compensation
     --------------------------------------

        Mr. Yellowlees' fiscal year 1999 compensation derived primarily from commitments under Mr. Yellowlees' employment agreement (see "Employment Agreements -- Robert A. Yellowlees" below) entered into as of June 1, 1997. The decisions affecting compensation made after that date relate to Mr. Yellowlees' specific annual performance goals, results evaluation, and resulting fiscal year 1999 incentive bonus payment.

        Mr. Yellowlees' annual bonus opportunity was set in his employment agreement, based upon quantitative and qualitative performance factors. Starting in fiscal year 1996, the stockholders approved a new Performance-Based Executive Officer Bonus Plan which provides for performance-based awards for achieving business objectives. Mr. Yellowlees agreed to have a portion of his bonus at risk under this plan to preserve deductibility by the Company under Code Section 162(m). The three performance factors included in this plan for fiscal year 1999 were revenue, up 21%; EBIT, up 41%; and operating margin, increased from 14.5% to 16.9%. The balance of his fiscal year 1999 bonus was determined by other factors including earnings per share, up 36%. Mr. Yellowlees' base compensation was not changed in fiscal year 1999.

        The Compensation Committee's general approach in setting Mr. Yellowlees' annual compensation opportunity is to seek to be competitive with other companies in the Company's industry, and for his compensation plan to be consistent with the Company's business, strategy, and operating results. The Compensation Committee also seeks to have a large percentage of Mr. Yellowlees' compensation opportunity based upon current year performance as well as actions to provide sustained long term growth in stockholder value. To accomplish this a mix of cash, restricted stock and stock options are provided to Mr. Yellowlees, which include a significant element of risk that is based upon the Company's performance.

          As an incentive to sustained growth in stockholder value, the Compensation Committee awarded Mr. Yellowlees a non-qualified multi-year stock option effective September 29, 1998. This option grant is for fiscal years 1999 and 2000 and fully vests in 2004. The Compensation Committee believes that it is in the continuing best interests of the Company's stockholders to ensure that Mr. Yellowlees remains highly incented to sustain the long term growth of the Company.



                            COMPENSATION COMMITTEE
                         J. Veronica Biggins, Chairman
                               James B. Edwards
                               Edward L. Barlow

Compensation and Other Benefits

    The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended May 31, 1999 ("1999 fiscal year"), 1998 ("1998 fiscal year") and 1997 ("1997 fiscal year"), for (i) the Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000; and (iii) David K. Hunt, who resigned as an officer of the Company on April 3, 1999. Each person listed in (i), (ii), and (iii) above are hereinafter referred to as the "Named Executive Officers".

                          SUMMARY COMPENSATION TABLE

                                                                                 Long Term Compensation
                                                   Annual Compensation                   Awards
                                                   -------------------     --------------------------------
                                                                               Restricted        Securities         All Other
                                                                                 Stock           Underlying          Compen-
Name and                              Fiscal                                   Award(s)           Options            sation
                                                                               --------
Principal Position                    Year          Salary ($)   Bonus ($)       ($)(2)            (#)(3)            ($)(4)
-------------------                   ----          ----------   ---------       ------            ------            ------
Robert A. Yellowlees                  1999          540,990      115,000       1,262,550         105,200(1)          79,671
  Chairman and                        1998          539,290      112,500         804,498             ---             91,287
  Chief Executive Officer             1997          540,786       75,000         768,769             ---             59,250

Walter M. Hoff                        1999          346,158(5)   100,000         800,700(1)       73,900(1)             ---
  Chief Executive Officer,            1998              ---          ---             ---             ---                ---
  NDC Health Information Services     1997              ---          ---             ---             ---                ---

Kevin C. Shea                         1999          314,993      125,000         263,398          10,800             11,204
  Executive Vice President and        1998          225,000       40,000          43,884          24,000(1)           8,615
  Chief Financial Officer             1997          196,542       32,500         244,125          12,000                ---

Thomas M. Dunn                        1999          232,308      140,000         190,585           9,200              6,264
  Chief Operating Officer,            1998          180,000      120,000          40,505          20,000(1)          11,786
  NDC eCommerce                       1997          160,375       45,000          14,150           7,600              6,186

Robert R. Brown                       1999          285,417          ---         175,293          16,500(1,6)        25,898
   President,                         1998          102,709(6)   140,000(6)      300,563(1)       33,800(1,6)        11,625
   Information Solutions Group        1997              ---          ---             ---             ---                ---

David K. Hunt                         1999          387,402       19,925             ---          49,000(1,7)         5,035
   Former Chief Executive Officer,    1998          424,996      115,000             ---              (7)               ---
   Global Payment Systems LLC         1997          176,537       75,000             ---              (7)           100,000
                                                    (partial year)

_______________

(1)  Such awards are intended to be awards for more than one year.
(2) All awards of restricted shares to the Named Executive Officers have been made under the 1983 Plan and are valued in the table based upon the closing market prices of the Common Stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. The restrictions on 3,244; 3,244; 3,244; 6,000; 6,000; 1,132; 1,132; 1,133; 6,167; 12,333;
     1,992; 1,992; 8,334; 16,666; 1,405; and 2,810 shares awarded to Mr.
     Yellowlees expired or shall expire on 7/11/97; 7/11/98; 7/11/99; 6/1/97; 6/1/98; 8/1/98; 8/1/99; 8/1/2000; 5/31/99; 5/31/2000; 5/31/99; 5/31/2000;
     5/31/99; 5/31/2000; 11/30/99; and 11/30/2001, respectively. The restrictions on 27,200 shares awarded to Mr. Hoff shall expire on 10/01/2001. The restrictions on 333; 333; 334; 5,000; 368;
     368; 368; 472;472; 473; and 5,000 shares awarded to Mr. Shea expired or shall expire on 7/11/97; 7/11/98; 7/11/99; 11/11/99; 8/1/98; 8/1/99;
     8/1/2000; 8/25/99; 8/25/2000; 8/25/2001; and 6/1/2000, respectively. The restrictions on 133; 133; 134; 339; 340; 340; 354; 354; and 355 shares awarded to Mr. Dunn expired or shall expire on 7/11/97; 7/11/98; 7/11/99; 8/1/98; 8/1/99; 8/1/2000; 8/25/99; 8/25/2000; and 8/25/2001, respectively.
     The restrictions on 7,000 shares awarded to Mr. Brown shall expire on 4/7/2001. The value of the restricted stock held by the Named Executive Officers at May 31, 1999 was $1,916,149, $1,280,100, $587,669, $88,336, and
     $329,437 for Messrs. Yellowlees, Hoff, Shea, Dunn, and Brown, respectively. The numbers of shares of restricted stock held by Messrs. Yellowlees, Hoff, Shea, Dunn and Brown, respectively at May 31, 1999 were 40,715, 27,200, 12, 487, 1,877, and 7,000 respectively.
(3) All option awards granted to the Named Executive Officers were made under the 1987 and 1997 Plan.
(4) For the 1999 fiscal year, includes amounts representing (i) Company contributions to the Company's Employee Savings Plan on behalf of Mr. Yellowlees ($7,207), Mr. Shea ($8,204) , Mr. Brown ($5,898), Mr. Dunn
     ($5,714), and Mr. Hunt ($5,035) and (ii) insurance premiums of $72,464 paid by the Company for life insurance for the benefit of Mr. Yellowlees and
     (iii) financial planning expenses paid by the Company for Mr. Dunn ($550) and Mr. Shea ($3,000); and (iv) a car allowance of $20,000 paid to Mr. Brown.
(5)  The Company hired Mr. Hoff in August, 1998.
(6) Mr. Brown became an officer of the Company following the Company's 1997 acquisition of Source Informatics Inc. The salary shown is Mr. Brown's salary for the period of December 10, 1997 through May 31, 1998. The bonus shown represents his full year bonus including commitments by his prior employer. The stock options granted to Mr. Brown reflect commitments made in connection with the acquisition.
(7) Mr. Hunt was originally granted options to acquire 55,000 units and 22,000 units in Global Payment Systems LLC, a non-public subsidiary of the Company, in fiscal years 1998 and 1997, respectively. These were converted to options to acquire the Company's stock, December 15, 1998, and are reflected above.

     Option Grants. The following table sets forth information on options
     -------------
granted to the Named Executive Officers in the 1999 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           Individual Grants
                      --------------------------------------------------------
                           Number of
                          Securities           % of Total
                          Underlying             Options
                           Options              Granted to         Exercise                                      Grant Date
                           Granted             Employees in         or Base            Expiration               Present Value
                                                                                                                -------------
     Name                 (#)(2)(3)            Fiscal Year        Price($/Sh)             Date                    ($)(4)(5)
     ----                 ---------            -----------        -----------          ----------                 ---------
Robert A. Yellowlees    105,200 (1)               12.9%             $32.6250             9/29/08                  $1,346,560
Walter M. Hoff           73,900 (1)                9.0%             $40.6250              8/3/08                  $1,282,165
Kevin C. Shea            10,800                    1.3%             $32.6250             9/29/08                  $  138,240
Thomas M. Dunn            9,200                    1.1%             $32.6250             9/29/08                  $  117,760
Robert R. Brown          16,500 (1)                2.0%             $36.5625            12/15/08                  $  258,720
David K. Hunt            49,000(1,6)               6.0%             $36.5625            12/15/08(6)               $  774,592

(1)  Such awards are for more than one year.
(2) The total number of shares covered by options granted to employees in the 1999 fiscal year was 817,075.
(3) These options were granted under the 1997 Plan. The option agreements governing the grants under the 1997 Plan provide that during each of the four successive twelve-month periods of continued employment commencing on the date two years after the grant date the option becomes exercisable on a cumulative basis as to 20%, 45%, 70% and 100%, respectively, of the total shares covered by such option grant. Pursuant to the 1997 Plan, the Compensation Committee of the Company's Board of Directors at any time before the termination of an option may accelerate the time or times at which such option may be exercised, in whole or in part.
(4) These grant date values, based on the Black-Scholes option pricing model, are for illustrative purposes only, and are not intended to be a forecast of what future performance will be.
(5) These values are based on the following assumptions for stock priced at $32.625, $36.5625 and $40.625 respectively: (i) an expected stock price volatility of 33.2%, 36.6% and 33.2%; (ii) a risk-free rate of return of 4.37%, 4.63% and 5.55%; (iii) an expected dividend yield of 0.92%, 0.82% and 0.74%; and (iv) an expected grant life of 7 years.
(6) Mr. Hunt was originally granted options to acquire 55,000 units and 22,000 units in Global Payment Systems LLC, a non-public subsidiary of the Company, in fiscal years 1998 and 1997, respectively. These were converted to options to acquire the Company's stock in December, 1998, and are reflected above.

     Option Exercises and Fiscal Year-End Values. The following table sets
     -------------------------------------------
forth information concerning each exercise of options during the 1999 fiscal year and the number and value of unexercised options held by the Named Executive Officers as of May 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR--END OPTION VALUES

                           Shares                                Number of Securities
                          Acquired                              Underlying Unexercised           Value of Unexercised
                             on            Value                       Options                   In-the-Money Options
                          Exercise        Realized              at Fiscal Year-End (#)          at Fiscal Year-End ($)
                          --------                          ------------------------------  ------------------------------
Name                         (#)             ($)            Exercisable      Unexercisable  Exercisable      Unexercisable
----                         ---          --------          -----------      -------------  -----------      -------------
Robert A. Yellowlees        4,500(1)       89,718             829,785           397,700      29,411,559         8,987,553
Walter M. Hoff                  0                                   0            73,900               0                 0
Kevin C. Shea                   0                              36,299            60,335       1,191,960           987,405
Thomas M. Dunn                  0                              26,720            40,830         948,434           566,736
Robert R. Brown                 0                                   0            50,300               0           663,350
David K. Hunt                   0                               7,000            11,550          73,496           121,269

(1) The stock options exercised by Mr. Yellowlees represent options that were to expire on 11/1/98.

    Retirement Plan and Supplemental Executive Retirement Plan. The Company
    ----------------------------------------------------------
maintains the National Data Corporation Employees' Retirement Plan (the "Retirement Plan"), which provides monthly benefits upon retirement to eligible employees, including officers. Effective July 31, 1998, entry into the Retirement Plan is no longer provided. Thus, an employee who was not a participant by that date will not become a participant in the plan. Prior to July 31, 1998, the Retirement Plan covered eligible employees of the Company and its affiliates. Eligible employees became participants in the Retirement Plan on the first June 1 or December 1 after meeting the minimum age and service requirements. The benefits provided under the Retirement Plan upon normal retirement at age 65 are calculated under a formula based on the participant's earnings and years of continuous service preceding his retirement, but not counting any years of service that accrue after July 31, 1998, reduced by an amount equal to a percentage of the approximate social security benefit to which the employee is entitled. The term "earnings" for purposes of the Retirement Plan means compensation of any kind paid by the Company to the participating employee, but excluding the cost of certain employee benefits (as defined) and excluding amounts that become taxable to the employee under a stock option or other stock plan. A participant must be credited with five years of service to earn a vested benefit under the Retirement Plan. Years of service after July 31, 1998 count for vesting purposes. Participants continue to be credited with certain earnings for periods after July 31, 1998. Under current law the benefit for an employee retiring in the 1998 calendar year at age 65 cannot exceed $130,000 per year under the Retirement Plan. For plan years beginning in 1998, federal law limits the amount of earnings taken into account under the Retirement Plan to $160,000 per year.

    Effective June 1, 1997 the Company adopted a pilot Supplemental Executive Retirement Plan ("SERP"). Certain executives participate in this plan as a part of the participant's total compensation mix. Benefits payable under the SERP are based upon each participant's highest three consecutive years of earnings during the participant's last ten years of employment with the Company. The term earnings for purposes of the SERP means compensation of any kind paid by the Company to the participating employee, but excluding the cost of certain employee benefits (as defined) and excluding amounts which become taxable to the employee under a stock option or other stock plan. Retirement benefits under the SERP are reduced by a portion of the participant's annual social security benefits and any retirement benefits under the Company's tax-qualified or non-qualified defined benefit plans. Participants may begin to receive payments under the SERP upon retirement after either (i) 5 years service and attaining age 60 or (ii) 10 years of service and attaining age 55, with a .416667% reduction for each month before age 60. In the event of a change in control of the Company, participants will be credited with an additional 3 years of service (not to exceed a total of 35 years service) and vested 100% in the SERP benefits. Benefits earned under the SERP are fully vested after five years of service. The Named Executive Officers currently participating in the SERP are Messrs. Yellowlees, Shea, Dunn, and Brown.

    The following table shows estimated annual retirement benefits payable to participants in the Retirement Plan and the SERP on a straight life annuity basis upon retirement in specified years of continuous service and remuneration classes.

                     Estimated Annual Retirement Benefits
                        Years of Continuous Service (1)
                        -------------------------------

     Three-Year
     Average
     Earnings       10       15       20       25       30       35
                   ----     ----     ----     ----     ----     ----
    $200,000      48,000   72,000   83,000   94,000  105,000  116,000
     250,000      60,000   90,000  103,750  117,500  131,250  145,000
     300,000      72,000  108,000  124,500  141,000  157,500  174,000
     350,000      84,000  126,000  145,250  164,500  183,750  203,000
     400,000      96,000  144,000  166,000  188,000  210,000  232,000
     450,000     108,000  162,000  186,750  211,500  236,250  261,000
     500,000     120,000  180,000  207,500  235,000  262,500  290,000
     550,000     132,000  198,000  228,250  258,500  288,750  319,000
     600,000     144,000  216,000  249,000  282,000  315,000  348,000
     650,000     156,000  234,000  269,750  305,500  341,250  377,000
     700,000     168,000  252,000  290,500  329,000  367,500  406,000
     750,000     180,000  270,000  311,250  352,500  393,750  435,000
     800,000     192,000  288,000  332,000  376,000  420,000  464,000
     850,000     204,000  306,000  352,750  399,500  446,250  493,000
     900,000     216,000  324,000  373,500  423,000  472,500  522,000
     950,000     228,000  342,000  394,250  446,500  498,750  551,000

___________________
(1) The average annual earnings for the highest three years over the last 10-year period and the eligible years of credited service as of May 31, 1999 for each of the Named Executive Officers participating in the SERP was as follows:
Mr. Yellowlees (14-2/12 years) $939,342; Mr. Shea (12-3/12 years) $268,466; Mr.
Dunn (10-10/12 years) $237,090 and Mr. Brown (1-6/12 years) $415,000. The amounts shown in the columns "Salary" and "Bonus" in the Summary Compensation Table above are substantially equal to the compensation of the individuals named in such table for purposes of the SERP and the Retirement Plan. Federal regulations, however, cap the total compensation that may be considered in providing benefits under the Retirement Plan.

    Employment Arrangements
    -----------------------

     Robert A. Yellowlees. During fiscal year 1999, Mr. Yellowlees was employed pursuant to an agreement which became effective as of June 1, 1997. The Agreement provides for Mr. Yellowlees' continued employment as Chairman and Chief Executive Officer of the Company for a term expiring May 31, 2001, unless extended by mutual agreement. The Agreement also provides that during its term the Company will use its best efforts to cause Mr. Yellowlees to be nominated and elected as a director of the Company.

     The Agreement provides for a minimum annual base salary of $540,000, subject to yearly review, and additional annual bonus opportunity equal to Mr. Yellowlees' base salary for each year for which the bonus is to be paid. The actual bonus paid for any year may range from none to 150% of the opportunity amount and is based upon qualitative and quantitative standards agreed upon by Mr. Yellowlees and the Company, upon recommendation by the Compensation Committee of the Board of Directors and approval by the Board. The bonus may be paid, at Mr. Yellowlees' election, in whole or in part in shares of Common Stock. Mr. Yellowlees is also entitled to participate in all other benefit plans maintained by the Company for executive officers. In addition, the Company is required to maintain on behalf of Mr. Yellowlees, or reimburse Mr. Yellowlees for the premiums paid for, specified life insurance and disability insurance coverage.

     Upon termination of the Agreement prior to expiration of its term (including any renewals) (i) as a result of Mr. Yellowlees' physical or mental incapacity, (ii) by the Company other than as a result of specified misconduct by Mr. Yellowlees, or (iii) by Mr. Yellowlees following a significant change in his employment duties or conditions within three years after a change in control of the Company (as defined in the Agreement), (a) the Company will be required to pay Mr. Yellowlees a severance benefit equal to three times the greater of
(A) his average annual compensation during the preceding three years or (B) his current year compensation plus a bonus amount equal to 75% of his current year salary, (b) all restricted stock awarded to him will be fully and immediately vested, (c) all stock options held by Mr. Yellowlees will be fully and immediately vested, and (d) the Company will pay Mr. Yellowlees 75% of the target amount of the bonus for the fiscal year in which his employment was terminated. For purposes of this provision of the Agreement, Mr. Yellowlees' average annual compensation is currently $757,766. Also, upon termination of the Agreement by the Company other than as a result of specified misconduct by Mr. Yellowlees or by Mr. Yellowlees following a significant change in his employment duties or conditions within three years after a change in control of the Company, the Company is required to maintain Mr. Yellowlees' participation in existing employee benefit plans until the earlier of three years after his termination of employment or commencement of his full-time employment with a new employer. The Agreement also provides that upon its termination as a result of Mr. Yellowlees' death, the restricted stock awarded to him and all stock options granted to him will be fully vested.

     Robert R. Brown. Mr. Brown has an employment agreement with the Company which is derivative of an employment agreement entered into with a company that NDC acquired in December 1997. The agreement is effective through December 2000. His position is President of the Information Solutions Group. Mr. Brown's compensation consists of base salary and annual, at-risk incentive bonus opportunity in the range of 50% of base salary. The specific at-risk incentive is determined annually based on a range of specific financial and non-financial objectives reflecting the individual's area and scope of responsibility. Stock options and/or grants are also provided on a periodic basis with the amount based on a range of factors such as a scope of responsibility, a multiple of base salary and the future potential to improve stockholder value.

     In the event of a diminution of responsibility or compensation, material breach of the employment agreement by NDC or termination without cause, Mr. Brown would be eligible to receive severance pay of up to a maximum of 24 months compensation (including bonus under certain circumstances) and vesting of up to the full amount of any options that were scheduled to vest during the following 24 months.

     Other Executive Officers. In addition, the Company compensates the other Named Executive Officers utilizing a base salary and an annual, at-risk incentive payment opportunity generally in the range of 50% of base salary, as reflected in the Summary Compensation Table. The specific at-risk incentive for each executive officer is determined annually based on a range of specific financial and non-financial objectives reflecting the individual's area and scope of responsibility. Stock options and/or grants of restricted stock are also provided on a periodic basis with the amount based on a range of factors such as a scope of responsibility, a multiple of base salary and the future potential to improve stockholder value. These arrangements also provide for compensation and benefits continuity until a new position is found in the event of termination without cause.

     In order to provide assurance of executive continuity, the Company also intends, in the future, to provide for change of control provisions for Named Executive Officers to provide financial security in the event of change in responsibility or compensation resulting from a change of control. To protect the Company's assets, these arrangements also typically provide for non-compete and non-solicitation arrangements.

     The Company also has an existing severance agreement with Kevin C. Shea. The agreement provides that in the event that Mr. Shea is terminated within a three year period following a change in control other than for cause, by reason of death or by reason of disability, or if Mr. Shea resigns after a significant change in his employment conditions as specified by the agreement during the three year period following a change in control of the Company, Mr. Shea would be entitled to payment of a severance benefit. The severance benefit would be equal to approximately three times Mr. Shea's average annual taxable compensation from the Company during the five-year period immediately preceding Mr. Shea's termination as described above, with such multiple of three reduced by the number of years, if any, that Mr. Shea remained employed by the Company following such change of control. In addition, the Company would be required to maintain Mr. Shea's participation in existing group life, medical, accident, and equivalent plans for a period of three years (reduced by the number of years Mr. Shea remained employed by the Company following the change of control) or until Mr. Shea had earlier taken other full time employment. The amount of the average annual taxable compensation during the five fiscal years ended May 31, 1999 for Mr. Shea was $237,762.

Stockholder Return Analysis

    The following line-graph presentation compares cumulative stockholder returns of the Company with Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index for the five-year period beginning on May 31, 1994 (assuming the investment of $100 in the Company's Common Stock, Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index and reinvestment of all dividends).

                          [INSERT PERFORMANCE GRAPH]

Research Data Group                            Peer Group Total Return Worksheet

       National Data Corp (NDC)

                                                  Cumulative Total Return
                                             -----------------------------------
                                              5/94  5/95  5/96  5/97  5/98  5/99
       NATIONAL DATA CORPORATION              100   190   349   408   352   445
       S & P 500                              100   120   154   200   261   316
       S & P COMPUTERS (SOFTWARE & SERVICES)  100   141   197   329   427   726

2. ADOPTION OF THE COMPANY'S 2000 LONG-TERM INCENTIVE PLAN

     On July 21, 1999, the Board of Directors adopted the National Data Corporation 2000 Long-Term Incentive Plan (the "2000 Plan"), subject to approval of the 2000 Plan by the stockholders. If the stockholders approve the 2000 Plan at the Annual Meeting, it will become effective as of that date. If not approved by the stockholders at the Annual Meeting, the 2000 Plan will be null and void.

     The Company currently maintains the National Data Corporation 1997 Stock Option Plan, as amended (the "1997 Plan"), and the National Data Corporation 1983 Restricted Stock Plan, as amended (the "1983 Plan"), for awards of options and restricted stock to employees and officers of the Company (collectively, the "Existing Incentive Plans"). As of August 10, 1999, there were collectively 500,981 shares available for grant under the Existing Incentive Plans. It is anticipated that the majority of the shares remaining in the Existing Incentive Plans will be granted prior to the 1998 Annual Meeting. The projected stock option requirements of the Company in the future would require more shares than currently available in the Existing Incentive Plans. Rather than seeking an increase in the number of shares authorized under the Existing Incentive Plans, the Company instead seeks to replace the Existing Incentive Plans with the 2000 Plan. If the stockholders approve the 2000 Plan, no further awards will be granted under the 1997 Plan or the 1983 Plan and both such prior plans will be terminated as of the last date that an award granted thereunder has vested, expired, lapsed, or been exercised or forfeited.

     A summary of the 2000 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2000 Plan, which is filed as an exhibit to this Proxy Statement.

General

     The purpose of the 2000 Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors to those of the stockholders, and by providing such employees, officers and directors with an incentive for outstanding performance. As of May 31, 1999, there were approximately 500 persons eligible to participate in the 2000 Plan.

     Pursuant to Section 162(m) of the Code, the Company may not deduct compensation in excess of $1 million paid to the Chief Executive Officer/President and the four next most highly compensated executive officers of the Company. The 2000 Plan is designed to comply with Code Section 162(m) so that the grant of options and stock appreciation rights ("SARs") under the 2000 Plan, and other awards, such as performance shares, that are conditioned on the performance goals described in Section 13.12 of the 2000 Plan, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by the Company. The Board has approved the 2000 Plan for submission to the stockholders at the annual meeting in order to permit the grant of awards thereunder that will constitute deductible performance-based compensation for purposes of Code Section 162(m).

Shares Available for Awards under the 2000 Plan

     Subject to adjustment as provided in the 2000 Plan, the aggregate number of shares of Common Stock reserved and available for awards or which may be used to provide a basis of measurement for or to determine the value of an award, such as with a SAR or performance share award, is 1,000,000 shares, plus an annual increase to be added on the last day of the Company's fiscal year in each year, beginning in 2000 and ending in 2004, equal to the lesser of (i) the number of shares necessary to bring the total number of available shares to 3.5% of the fully diluted shares outstanding on such date or (ii) 2,500,000 shares (as adjusted pursuant to the terms of the 2000 Plan). Not more than 15% of the total authorized shares may be granted as awards of restricted stock or unrestricted stock awards under the 2000 Plan.

Rationale for Adopting the 2000 Plan

     Non-qualified stock options granted at fair market value with five year graduated vesting have been the centerpiece of the Compensation Committee's long term incentive plan strategy since 1994. The proposed 2000 Plan does not represent a change in that strategy. The Company believes that it represents moving toward a best practice in contemporary plan design by adding features which will give the Committee flexibility, if required, in meeting future incentive plan needs driven by the marketplace, while staying in compliance with prudent plan design parameters and current or anticipated tax, accounting, and SEC requirements. At the same time, the annual increase feature ensures accuracy in meeting future option share requirements by providing sufficient shares annually to meet the needs resulting from rapid growth and corresponding growth in the underlying equity capitalization.

Administration

     The 2000 Plan will be administered by the Compensation Committee of the Board of Directors of the Company, or at the discretion of the Board from time to time, by the Board. The Compensation Committee has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the 2000 Plan; and make all other decisions and determinations that may be required under, or as the Compensation Committee deems necessary or advisable to administer, the 2000 Plan. During any time that the Board is acting as administrator of the 2000 Plan, it shall have all the powers of the Compensation Committee thereunder.

Awards

     The 2000 Plan authorizes the granting of awards to employees, officers and directors of the Company or its subsidiaries in the following forms: (i) options to purchase shares of Common Stock, as the case may be, which may be incentive stock options or nonqualified stock options, (ii) stock appreciation rights ("SARs"); (iii) performance shares; (iv) restricted stock; (v) dividend equivalents; (vi) other stock-based awards; or (vii) any other right or interest relating to Common Stock or cash. Not more than 15% of the total authorized shares may be granted as awards of restricted stock or unrestricted stock awards. The maximum number of shares of Common Stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the 2000 Plan to any one participant is 500,000. The maximum fair market value of any awards (other than options and SARs) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the 2000 Plan is $5,000,000.

     Stock Options. The Compensation Committee is authorized to grant options, which may be incentive stock options or nonqualified stock options, to participants. All options will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Compensation Committee; provided, however, that the exercise price of an option shall not be less than the fair market value of the underlying Common Stock as of the date of the grant. The terms of any incentive stock option must meet the requirements of Section 422 of the Code, including stockholder approval requirements.

     Stock Appreciation Rights. The Compensation Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Compensation Committee, which will not be less than the fair market value of one share of Common Stock on the date of grant. All awards of SARs will be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Compensation Committee at the time of grant.

     Performance Shares. The Compensation Committee may grant performance shares to participants on such terms and conditions as may be selected by the Compensation Committee. The Compensation Committee will have the complete discretion to determine the number of performance shares granted to each participant and to set performance goals and other terms or conditions to payment of the performance shares in its discretion which, depending on the extent to which they are met, will determine the number and value of performance shares that will be paid to the participant.

     Restricted Stock Awards. The Compensation Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

     Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an option award or SAR award, as determined by the Compensation Committee. The Compensation Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

     Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Compensation Committee to be consistent with the purposes of the 2000 Plan, including without limitation shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock and awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified parents or subsidiaries of the Company. The Compensation Committee will determine the terms and conditions of any such awards.

     Performance Goals. The Compensation Committee may determine that any award will be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary (as each of those terms are defined in the 2000 Plan) of a specified target return, or target growth in return, on equity or assets, (b) the Company's stock price, (c) the Company's total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by a business unit of the Company, Parent or Subsidiary of a specified target, or target growth in, revenue, profit contribution, EBITDA, EBIT, net income, or earnings per share, (e) the achievement by a business unit of the Company, Parent or Subsidiary of a specified target, or target growth in, operating income and/or margin percentage of revenue, or (f) any combination of the goals set forth in (a) through (e) above. If an award is made on such basis, the Compensation Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Compensation Committee may reduce (but not increase) the award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

     Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option , pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may (but need not) permit other transfers where the Compensation Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

     Acceleration of Awards. Upon a participant's death, all of his or her outstanding options, SARs, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or SARs will thereafter continue or lapse in accordance with the other provisions of the 2000 Plan and the award agreement. In addition, the

Compensation Committee may in its sole discretion declare all outstanding options, SARs, and other awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding awards to lapse, in each case as of such date as the Compensation Committee may, in its sole discretion, declare. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

     Effect on Options of Retirement. Upon a participant's retirement (as defined), all of his or her outstanding options will continue to vest in accordance with their terms and will remain exercisable for five years or until the earlier expiration of the option.

Termination and Amendment

     The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate, amend or modify the 2000 Plan without stockholder approval; provided, however, that the Compensation Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the 2000 Plan may adversely affect any award previously granted under the 2000 Plan, without the written consent of the participant.

Certain Federal Income Tax Effects

     The following is a brief general description of the consequences under the Code and current federal income tax regulations of the receipt or exercise of awards under the Plan.

     Nonqualified Stock Options. There will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted nonqualified stock option. However, the participant will realize ordinary income on the exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to Code Section 162(m) limitations). The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

     Incentive Stock Options. There will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option or the exercise thereof by the participant, except that upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of Common Stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to Code Section 162(m) limitations).

     SARs. A participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations).

     Performance Shares. A participant receiving performance shares will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of performance shares, the amount of cash and the fair market value of any shares of

Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations)

     Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock and the Company will be entitled to a corresponding tax deduction at that time (subject to Code Section 162(m) limitations).


Benefits to Named Executive Officers and Others

     As of the date of this Proxy Statement, no awards had been granted or approved for grant under the 2000 Plan. Any awards under the 2000 Plan will be made at the discretion of the Compensation Committee or the Board, as the case may be. Consequently, it is not presently possible to determine either the benefits or amounts that will be received by any particular person or group pursuant to the 2000 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" APPROVAL OF THE PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE APPROVAL OF THE PLAN.

3.AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     On July 21, 1999, the Board of Directors adopted a resolution approving an amendment to the Company's Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000. The amendment is subject to stockholder approval, and is being presented to the holders of the Common Stock at the Annual Meeting for consideration and approval. If approved by the stockholders, the proposed amendment will become effective upon the filing of an amendment to the Company's Certificate with the Secretary of State of Delaware, which will occur as soon as reasonably practicable.

     As of July 30, 1999, the Company had 33,885,831 shares of Common Stock issued and outstanding, and the Board of Directors of the Company has recommended the amendment to the Certificate in order to provide the Company with a sufficient number of authorized shares of Common Stock for the Company's general corporate needs. The Board of Directors believes that the availability of additional shares will provide the Company with the flexibility to issue Common Stock for possible future financings, stock dividends or distributions, acquisitions, stock option plans or other proper corporate purposes which may be identified in the future by the Board of Directors, without the possible expense and delay of a special stockholders' meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such stockholders' percentage voting power.

     The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's stockholders, except as may be required by applicable law or by the rules of the New York Stock Exchange or other stock exchange or national securities association trading system on which the securities may be listed or traded.
Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

     The Company has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then existing stockholders. Any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of any preferred stock which the Company may issue in the future.

     Although the Company has no present intention to issue shares of Common Stock in the future in order to make acquisition of control of the Company more difficult, future issuances of Common Stock could have that effect. For example, the acquisition of shares of the Common Stock by an entity in order to acquire control of the Company might be discouraged through the public or private issuance of additional shares of Common Stock, since such issuance would dilute the stock ownership of the acquiring entity. Common Stock also could be issued to existing stockholders as a dividend or privately placed with purchasers who might side with the Board of Directors in opposing a takeover bid, thus discouraging such a bid. The Board of Directors also is authorized to issue preferred stock in one or more series and to fix the rights, preferences and privileges thereof without any further vote or action by the stockholders. The issuance of preferred stock also may have the effect of delaying, deferring or preventing a change in control of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS GRANT AUTHORITY TO VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE PROPOSAL. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR THE APPROVAL OF PROPOSAL 3.

Additional Information:

     Auditors.  Arthur Andersen LLP served as the Company's auditors for the
     --------
five fiscal years ended May 31, 1999, and that firm of independent public accountants is serving as auditors for the Company for the current fiscal year which began June 1, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Solicitation of Proxies.  The cost of soliciting proxies will be borne by
     -----------------------
the Company, however, stockholders voting electronically (via phone or the Internet) should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies and the like. In addition to solicitation of stockholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. The Company has also engaged Corporate Investor Communications, Inc. to solicit proxies on behalf of the Company and it is estimated that the fees for such services will not exceed $10,000.

     Other Matters.  Management does not know of any matters to be brought
     -------------
before the Annual Meeting other than those referred to above. If any other matters properly come before the meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

     Stockholder Proposals.  Only proper proposals under Rule 14a-8 of the
     ---------------------
Securities Exchange Act of 1934 (the "Exchange Act") which are timely received will be included in the Proxy Statement and Proxy for the 2000 Annual Meeting of Stockholders. Notice of stockholder proposals will be considered untimely if received by the Company after July 24, 1999. If the Company does not receive notice of any matter that a stockholder wishes to raise at the 2000 annual meeting by July 24, 1999 and a matter is properly raised at such meeting, the proxies granted in connection with that meeting will have discretionary authority whether or not to vote on the matter.

     Stockholder List.  The Company will maintain a list of stockholders
     ----------------
entitled to vote at the Annual Meeting at its corporate offices at National Data Plaza, Atlanta, Georgia 30329-2010. The list will be available for examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours for a period of ten days prior to the meeting. The list will also be available for examination at the Annual Meeting.

     Annual Report on Form 10-K.  A copy of the Company's Annual Report on form
     -------------------------
10-K, including the financial statements and financial statement schedules (but without exhibits) for fiscal year ended May 31, 1999 will be provided, free of charge, upon written request of any stockholder addressed to National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010, Attention:
Investor Relations. Additionally, the EDGAR version of the Company's 10-K is available on the Internet on the Securities and Exchange Commission's web site (www.sec.gov).

     Closing Price. The closing price of the Common Stock, as reported by the New York Stock Exchange on August 30, 1999, was $______.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of the copies of reporting forms furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 1999 fiscal year, all of its officers, directors and 10% stockholders complied with the reporting requirements of the Securities and Exchange Commission regarding their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934), except that a late Form 3 Initial Statement of Beneficial Ownership of Securities was filed on behalf of Sandra H. Crayton, General Manager, Physician Management Services.

                           NATIONAL DATA CORPORATION
                         2000 LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1
                                    PURPOSE

     1.1  GENERAL.  The purpose of the National Data Corporation 2000 Long-Term
          -------
Incentive Plan (the "Plan") is to promote the success, and enhance the value, of National Data Corporation (the "Company"), by linking the personal interests of its employees, officers and directors to those of Company stockholders and by providing its employees, officers and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, and directors.


                                   ARTICLE 2
                                EFFECTIVE DATE

     2.1  EFFECTIVE DATE.  The Plan shall be effective as of the date upon which
          --------------
it shall be approved by the stockholders of the Company (the "Effective Date").


                                   ARTICLE 3
                                  DEFINITIONS

     3.1  DEFINITIONS.  When a word or phrase appears in this Plan with the
          -----------
initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c) "Board" means the Board of Directors of the Company.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" means the committee of the Board described in
     Article 4.

          (g) "Company" means National Data Corporation, a Delaware corporation.

          (h) "Covered Employee" means a covered employee as defined in Code
     Section 162(m)(3).

          (i) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

          (j) "Dividend Equivalent" means a right granted to a Participant under
     Article 11.

          (k) "Effective Date" has the meaning assigned such term in Section

     2.1.

          (l) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

          (m) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (n) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

          (o) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (p) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (q) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

          (r) "Participant" means a person who, as an employee, officer or director of the Company or any Parent or Subsidiary, has been granted an Award under the Plan.

          (s) "Performance Share" means a right granted to a Participant under
     Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (t) "Plan" means the National Data Corporation 2000 Long-Term Incentive Plan, as amended from time to time.

          (u) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (v) "Retirement" means termination of employment with the Company, a Parent or Subsidiary after attaining a total combination of age and years of service of at least 70; provided, however, that a termination of employment prior to age 65 shall not constitute Retirement for purposes of the Plan unless the Participant shall have given 12 months advance written notice to the Company of his or her intent to retire, or the Company shall have expressly waived such prior notice.

          (w) "Stock" means the $.125 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

          (x) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

          (y) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

          (z) "1933 Act" means the Securities Act of 1933, as amended from time to time.

          (aa) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.


                                   ARTICLE 4
                                ADMINISTRATION

     4.1  COMMITTEE.  The Plan shall be administered by a committee (the
          ---------
"Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to
time in the discretion of, the Board.   During any time that the Board is acting
as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

     4.2  ACTION BY THE COMMITTEE.  For purposes of administering the Plan, the
          -----------------------
following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee shall be liable for any action or determination made in good faith, and members of the Committee shall be entitled to indemnification and reimbursement from time to time for expenses incurred in defense of such good faith action or determination.

     4.3  AUTHORITY OF COMMITTEE.  The Committee has the exclusive power,
          ----------------------
authority and discretion to:

          (a)  Designate Participants;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

          (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (h) Decide all other matters that must be determined in connection with an Award;

          (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

          (k) Amend the Plan or any Award Agreement as provided herein.

     4.4. DECISIONS BINDING.  The Committee's interpretation of the Plan, any
          -----------------
Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5
                          SHARES SUBJECT TO THE PLAN

     5.1. NUMBER OF SHARES.  Subject to adjustment as provided in Section 14.1,
          ----------------
the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award, such as with a SAR or Performance Share Award, ("Available Shares") shall be 1,000,000 shares, plus an annual increase to be added on the last day of the Company's fiscal year in each year, beginning in 2000 and ending in 2004, equal to the lesser of (i) 2,500,000 shares or (ii) the number of shares necessary to bring the total number of Available Shares to 3.5% of the fully diluted shares outstanding on such date. Not more than 15% of the total authorized shares may be granted as Awards of Restricted Stock or unrestricted Stock Awards.

     5.2. LAPSED AWARDS.  To the extent that an Award is canceled, terminates,
          -------------
expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

     5.3. STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may
          -----------------
consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to
          --------------------
the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $5,000,000.


                                   ARTICLE 6
                                  ELIGIBILITY

     6.1. GENERAL.  Awards may be granted only to individuals who are employees,
          -------
officers or directors of the Company or a Parent or Subsidiary.


                                   ARTICLE 7
                                 STOCK OPTIONS

     7.1. GENERAL.  The Committee is authorized to grant Options to Participants
          -------
on the following terms and conditions:

          (a) EXERCISE PRICE.  The exercise price per share of Stock under an
              --------------
     Option shall be determined by the Committee.

          (b) TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine
              -------------------------------
     the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

          (c) PAYMENT.  The Committee shall determine the methods by which the
              -------
     exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

          (d) EVIDENCE OF GRANT.  All Options shall be evidenced by a written
              -----------------
     Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

     7.2. INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options
          -----------------------
granted under the Plan must comply with the following additional rules:

          (a) EXERCISE PRICE.  The exercise price per share of Stock shall be
              --------------
     set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

          (b) EXERCISE.  In no event may any Incentive Stock Option be
              --------
     exercisable for more than ten years from the date of its grant.

          (c) LAPSE OF OPTION.  An Incentive Stock Option shall lapse under the
              ---------------
     earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Incentive Stock Option will extend until a later date, but if an Incentive Stock Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

               (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

               (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

               (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment.

               (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

               (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Incentive Stock Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 13.6.

          Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Incentive Stock Option after termination of employment, the Incentive Stock Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

          (d) INDIVIDUAL DOLLAR LIMITATION.  The aggregate Fair Market Value
              ----------------------------
     (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

          (e) TEN PERCENT OWNERS.  No Incentive Stock Option shall be granted to
              ------------------
     any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

          (f) EXPIRATION OF INCENTIVE STOCK OPTIONS.  No Award of an Incentive
              -------------------------------------
     Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

          (g) RIGHT TO EXERCISE.  During a Participant's lifetime, an Incentive
              -----------------
     Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

          (h) DIRECTORS.  The Committee may not grant an Incentive Stock Option
              ---------
     to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Parent or Subsidiary but only in that individual's position as an employee and not as a director.


                                   ARTICLE 8
                           STOCK APPRECIATION RIGHTS

     8.1. GRANT OF SARs.  The Committee is authorized to grant SARs to
          -------------
Participants on the following terms and conditions:

          (a) RIGHT TO PAYMENT.  Upon the exercise of a Stock Appreciation
              ----------------
     Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

              (1) The Fair Market Value of one share of Stock on the date of exercise; over

              (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to an Incentive Stock Option.

          (b) OTHER TERMS.  All awards of Stock Appreciation Rights shall be
              -----------
     evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.


                                   ARTICLE 9
                              PERFORMANCE SHARES

     9.1. GRANT OF PERFORMANCE SHARES.  The Committee is authorized to grant
          ---------------------------
Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

     9.2. RIGHT TO PAYMENT.  A grant of Performance Shares gives the Participant
          ----------------
rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

     9.3.   OTHER TERMS.  Performance Shares may be payable in cash, Stock, or
            -----------
other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.


                                  ARTICLE 10
                            RESTRICTED STOCK AWARDS

     10.1.  GRANT OF RESTRICTED STOCK.  The Committee is authorized to make
            -------------------------
Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     10.2.  ISSUANCE AND RESTRICTIONS.  Restricted Stock shall be subject to
            -------------------------
such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     10.3.  FORFEITURE.  Except as otherwise determined by the Committee at the
            ----------
time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     10.4.  CERTIFICATES FOR RESTRICTED STOCK.  Restricted Stock granted under
            ---------------------------------
the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.


                                  ARTICLE 11
                             DIVIDEND EQUIVALENTS

     11.1.  GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to
            -----------------------------
grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.


                                  ARTICLE 12
                           OTHER STOCK-BASED AWARDS

     12.1.  GRANT OF OTHER STOCK-BASED AWARDS.  The Committee is authorized,
            ---------------------------------
subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.


                                  ARTICLE 13
                        PROVISIONS APPLICABLE TO AWARDS

     13.1.  STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS.  Awards granted under
            ------------------------------------------
the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     13.2.  EXCHANGE PROVISIONS.  The Committee may at any time offer to
            -------------------
exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.

     13.3.  TERM OF AWARD.  The term of each Award shall be for the period as
            -------------
determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

     13.4.  FORM OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan and
            --------------------------
any applicable law or Award Agreement, payments or transfers to be made by the Company or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     13.5.  LIMITS ON TRANSFER.  No right or interest of a Participant in any
            ------------------
unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

     13.6.  BENEFICIARIES.  Notwithstanding Section 13.5, a Participant may, in
            -------------
the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     13.7.  STOCK CERTIFICATES.  All Stock certificates delivered under the Plan
            ------------------
are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

     13.8.  ACCELERATION UPON DEATH.  Notwithstanding any other provision in the
            -----------------------
Plan or any Participant's Award Agreement to the contrary, upon the Participant's death during his employment or service as a director, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.9.  ACCELERATION FOR ANY OTHER REASON.  The Committee may in its sole
            ---------------------------------
discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.9.

     13.10. EFFECT OF ACCELERATION.  If an Award is accelerated under Section
            ----------------------
13.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

     13.11. RETIREMENT.  Notwithstanding any other provision in the Plan or any
            ----------
Participant's Award Agreement to the contrary, upon the Participant's Retirement (as defined in Section 3.1), all outstanding Options held by the Participant as of such date shall continue to vest in accordance with their terms as if the Participant's employment or service as a director had not terminated and shall remain exercisable until the earlier of (i) the original expiration date of the Option, or (ii) the fifth anniversary of the Participant's Retirement. To the extent that this provision causes any Incentive Stock Options to fail to meet the requirements of Code Section 422, such Options shall be deemed to be Non-Qualified Stock Options.

     13.12. PERFORMANCE GOALS.  The Committee may determine that any Award
            -----------------
granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company's stock price, (c) the Company's total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by a business unit of the Company, Parent or Subsidiary of a specified target, or target growth in, revenue, profit contribution, net income, EBIT, EBITDA or earnings per share, (e) the achievement by a business unit of the Company, Parent or Subsidiary of a specified target, or target growth in, operating income and or margin percentage of revenue, or (f) any combination of the goals set forth in (a) through (e) above. Further, the performance goal may be stated in terms of a dollar amount, a percentage increase, a target percentage or as an amount or percent of change over time. If an Award is made on such basis, the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder). Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     13.13.  TERMINATION OF EMPLOYMENT.  Whether military, government or other
             -------------------------
service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.


                                  ARTICLE 14
                         CHANGES IN CAPITAL STRUCTURE

     14.1.  GENERAL.  In the event a stock dividend is declared upon the Stock,
            -------
the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 15.2, there shall be made such other equitable adjustment as the Committee shall approve.


                                  ARTICLE 15
                    AMENDMENT, MODIFICATION AND TERMINATION

     15.1.  AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee
            ---------------------------------------
may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

     15.2.  AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the
            -------------------------
Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.


                                  ARTICLE 16
                              GENERAL PROVISIONS

     16.1.  NO RIGHTS TO AWARDS.  No Participant or any eligible participant
            -------------------
shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

     16.2.  NO STOCKHOLDER RIGHTS.  No Award gives the Participant any of the
            ---------------------
rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

     16.3.  WITHHOLDING.  The Company or any Parent or Subsidiary shall have the
            -----------
authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law (including any foreign jurisdiction in which the Participant resides) to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     16.4.  NO RIGHT TO CONTINUED SERVICE.  Nothing in the Plan or any Award
            -----------------------------
Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant's employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Parent or Subsidiary.

     l6.5.  UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an "unfunded"
            -------------------------
plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

     16.6.  INDEMNIFICATION.  To the extent allowable under applicable law, each
            ---------------
member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     16.7.  RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be
            ------------------------------
taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

     16.8.  EXPENSES.  The expenses of administering the Plan shall be borne by
            --------
the Company and its Parents or Subsidiaries.

     16.9.  TITLES AND HEADINGS.  The titles and headings of the Sections in the
            -------------------
Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     16.10.  GENDER AND NUMBER.  Except where otherwise indicated by the
             -----------------
context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     16.11.  FRACTIONAL SHARES.  No fractional shares of Stock shall be issued
             -----------------
and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     16.12.  GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to
             --------------------------------
make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933

Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     16.13. GOVERNING LAW.  To the extent not governed by federal law, the Plan
            --------------
and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

     16.14. ADDITIONAL PROVISIONS.  Each Award Agreement may contain such other
            ---------------------
terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

     The foregoing is hereby acknowledged as being the National Data Corporation 2000 Long-Term Incentive Plan as adopted by the Board of Directors of the Company on __________, 1999.


                                          NATIONAL DATA CORPORATION


                                          BY:
                                             -------------------------------

                                          ITS:
                                              ------------------------------

PROXY
                           NATIONAL DATA CORPORATION
                               ATLANTA, GEORGIA
                        ANNUAL MEETING OF STOCKHOLDERS


 The undersigned stockholder of National Data Corporation (the "Company"), Atlanta, Georgia, hereby constitutes and appoints Robert A. Yellowlees or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's offices at National Data Plaza, Atlanta, Georgia 30329-2010, on October 28, 1999, at 11:00 A.M., Atlanta time, (the "Annual Meeting"), or at any adjournments thereof upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated August 31, 1999, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

1.ELECTION OF DIRECTORS.
  On the proposal to elect the following slate of directors to serve until the 2002 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified:
                (1) Robert A. Yellowlees    (2) G. Wayne Clough

      FOR BOTH NOMINEES [_]  WITHHOLD AUTHORITY for both Nominees  [_]

  WITHHOLD AUTHORITY FOR NOMINEE (1) but vote for Nominee (2) [_]

  WITHHOLD AUTHORITY FOR NOMINEE (2) but vote for Nominee (1) [_]

 -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
               Please detach proxy at perforation before mailing.
                   YOU MAY VOTE BY TELEPHONE OR THE INTERNET.
DETACH CARD
     If you are voting by telephone or the internet, please do not mail your proxy.

       Vote By Telephone         Vote By Internet           Vote By Mail
     Call Toll-Free using a   Access the Website and  Return your proxy in the
        Touch-Tone phone          cast your vote       postage-paid envelope
         1-800-250-9081       http://www.votefast.com        provided.

                      Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 5:00 p.m. eastern daylight time
          on October 27, 1999, to be counted in the final tabulation.


Your control number is

Vote By Telephone
Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Internet
Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Mail
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, Atlanta, P.O. Box 4625, Atlanta, GA 30302.

To Change Your Vote
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 5:00 p.m. eastern daylight time, October 27, 1999, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

2. ADOPTION OF THE 2000 LONG-TERM INCENTIVE PLAN.
   On the proposal to adopt the Company's 1997 Stock Option Plan:

            FOR [_]             AGAINST [_]             ABSTAIN [_]
3. AMENDMENT OF CERTIFICATE OF INCORPORATION.
   On the proposal to amend the Company's Certificate of Incorporation:

            FOR [_]             AGAINST [_]             ABSTAIN [_]
This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR election of the director nominees, FOR the adoption of the 2000 Long-Term Incentive Plan, FOR the amendment to the Certificate of Incorporation, and with discretionary authority on all other matters that may properly come before the Annual Meeting or any adjournments thereof.

                                            Shares Held: ______________________

                                            -----------------------------------
                                                 Signature of Stockholder

                                            -----------------------------------
                                                Signature of Stockholder (If
                                                       Held Jointly)

                                            Dated: ____________________________
                                                 Month        Day
                                            Please sign exactly as your name
                                            appears on your stock certificate
                                            and date. Where shares are held
                                            jointly, each stockholder should
                                            sign. When signing as executor,
                                            administrator, trustee, or
                                            guardian, please give full title
                                            as such. If a corporation, please
                                            sign in full corporate name by
                                            president or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.

   THIS PROXY IS SOLICITED ON BEHALF OF NATIONAL DATA CORPORATION'S BOARD OF
                                   DIRECTORS
         AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.